Exhibit 99.2

Federal
(A Business of Unisys Corporation)
Combined Financial Statements
As of and for the year ended December 31, 2019

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

Table of Contents

Independent Auditors' Report	3
COMBINED STATEMENT OF INCOME	4
COMBINED BALANCE SHEET	5
COMBINED STATEMENT OF CASH FLOWS	6
COMBINED STATEMENT OF CHANGES IN NET PARENT INVESTMENT	7
NOTES TO COMBINED FINANCIAL STATEMENTS	8

Independent Auditors’ Report

The Board of Directors
Unisys Corporation:
We have audited the accompanying combined financial statements of Federal (A Business of Unisys Corporation), which comprise the combined balance sheet as of December 31, 2019, and the related combined statements of income, cash flows and changes in net parent investment for the year then ended, and the related notes to the combined statements.
Management’s Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with US. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Federal (A Business of Unisys Corporation) as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with US. generally accepted accounting principles.
Emphasis of Matter
As discussed in Note 3 to the combined financial statements, in 2019, Federal (A Business of Unisys Corporation) adopted Accounting Standards Update No. 2016-02, Leases (Topic 842). Our opinion is not modified with respect to this matter.
/s/ KPMG LLP
Philadelphia, Pennsylvania
February 20, 2020

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

COMBINED STATEMENT OF INCOME
(MILLIONS)

Year ended December 31,	2019
Revenue	$725.9

Costs and Expenses:
Cost of Revenue (Note 1)	600.7
Selling, general and administrative expenses (Note 1)	55.9
Research and development expenses (Note 1)	2.5
Income before income taxes	66.8
Provision for income taxes (Note 5)	17.4
Combined net income	$49.4
See notes to combined financial statements.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

COMBINED BALANCE SHEET
(MILLIONS)

As of December 31,	2019
Assets
Current assets:
Cash and cash equivalents	$—
Accounts receivable, net	77.3
Contract assets (Note 7)	14.6
Prepaid expenses and other current assets	17.4
Total current assets	109.3
Properties (Note 9)	22.0
Less - Accumulated depreciation and amortization	13.6
Properties, net	8.4
Operating lease right-of-use assets (Note 4)	55.7
Deferred income taxes (Note 5)	23.3
Goodwill (Note 10)	66.8
Other long-term assets	2.9
Total assets	$266.4
Liabilities and net Parent investment
Current liabilities:
Short-term operating lease liabilities (Note 4)	$35.9
Accounts payable	45.0
Deferred revenue (Note 7)	42.2
Other accrued liabilities (Note 11)	20.6
Total current liabilities	143.7
Long-term operating lease liabilities (Note 4)	27.6
Other long-term liabilities	0.7
Total liabilities	172.0
Commitments and contingencies (Notes 4 and 13)
Net Parent investment
Net Parent investment	94.4
Total liabilities and net Parent investment	$266.4
See notes to combined financial statements.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

COMBINED STATEMENT OF CASH FLOWS
(MILLIONS)

Year ended December 31,	2019
Cash flows from operating activities
Combined net income	$49.4
Adjustments to reconcile combined net income to net cash provided by operating activities:
Depreciation and amortization	2.3
Other non-cash operating activities	0.2
Changes in operating assets and liabilities:
Accounts receivable, net	2.6
Inventories	(1.6)
Other assets	(15.9)
Accounts payable and other accrued liabilities	45.0
Other liabilities	(8.7)
Net cash provided by operating activities	73.3
Cash flows from investing activities
Capital additions	(1.6)
Net cash used for investing activities	(1.6)
Cash flows from financing activities
Net transfers to Parent	(72.0)
Other	0.3
Net cash used for financing activities	(71.7)
Increase in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—
Cash and cash equivalents, end of year	$—
See notes to combined financial statements.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

COMBINED STATEMENT OF CHANGES IN NET PARENT INVESTMENT
(MILLIONS)

Net parent investment
Balance as of January 1, 2019	$117.0
Net income	49.4
Net transfers to Parent	(72.0)
Balance as of December 31, 2019	$94.4
See notes to combined financial statements.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

FEDERAL
NOTES TO COMBINED FINANCIAL STATEMENTS
Note 1 - Description of business and basis of presentation
Description of business:
Federal (“Federal”, “we”, “our”, “us”, or the “Company”) is an information technology company that builds high performance, security centric solutions for clients across the US federal government market. Federal’s offerings include software and services; digital transformation and workplace services; and innovative software operating environments for high-intensity enterprise computing.
Basis of presentation:
We have historically operated as part of Unisys Corporation (“Unisys” or “Parent”) and not as a standalone entity. Our combined financial statements present the results of operations, financial position, and cash flows prepared on a standalone basis and have been derived from the consolidated financial statements and accounting records of our Parent. All revenues and costs, as well as assets and liabilities, that are either legally attributable to us or are directly associated with our business activities are included in our combined financial statements. Intercompany transactions between the Company and Unisys have been eliminated in preparing the combined balance sheet. All significant transactions with our Parent are deemed to have been paid in the period the costs were incurred. Our combined financial statements have been derived from the accounting records of the Parent, using the historical results of operations and the historical bases of assets and liabilities of the Company, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Our combined statement of income includes allocations of certain expenses for services provided by Unisys. All of these expenses have been allocated on a basis considered reasonable by management, using either specific identification, such as direct usage or headcount when identifiable, or proportional allocations determined with reference to time incurred, relative to revenues, or other reasonable methods of allocation. Amounts allocated on a proportional basis relate to certain corporate functions and are reflective of the time and effort expended in the provision of these corporate functions to us.
Corporate allocations during the year ended December 31, 2019 were as follows:

Year ended December 31, 2019	Cost of Revenue	SG&A	R&D	Total
Corporate staff	$—	$2.5	$—	$2.5
Facilities	1.5	2.8	—	4.3
Finance	—	2.1	—	2.1
HR	0.4	2.9	—	3.3
IT	5.9	0.4	—	6.3
Legal	—	2.1	—	2.1
Marketing	—	6.2	—	6.2
Research and development	—	—	2.5	2.5
Restricted stock units	—	1.3	—	1.3
Sales	—	1.3	—	1.3
Platform to sales	1.9	0.2	—	2.1
Corporate admin and corporate other	0.7	5.9	—	6.6
Total	$10.4	$27.7	$2.5	$40.6
The allocations referred to above may not, however, reflect all actual expenses we would have incurred and may not reflect the combined results of operations, financial position, and cash flows had we operated as a standalone company during the year presented. The amount of actual costs that may have been incurred if we were a standalone company would

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

depend on a number of factors, including our chosen organizational structure, which functions were performed by our employees or outsourced, and strategic decisions made in areas such as information technology and infrastructure.
Unisys centrally manages substantially all of our financial resources. We finance our operating and capital requirements through cash provided by operations. Long-term debt held at the Unisys corporate level was retained by Unisys and was not assumed by the Company. Accordingly, these combined financial statements do not reflect debt on the combined balance sheet or interest expense in the combined statement of income.
Note 2 - Summary of significant accounting policies
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and the reported amounts of revenue and expenses. Such estimates include the valuation of accounts receivable, contract assets, inventories, operating lease right-of-use (“ROU”) assets, goodwill and other long-lived assets, and income taxes, among others. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.
Cash and cash equivalents
Unisys uses a centralized approach to cash management. Cash and cash equivalents consist of cash on hand. As of December 31, 2019, Federal had a negligible cash balance on its combined balance sheet, as Federal’s cash and cash equivalents are swept to Unisys daily as part of the centralized approach to cash management.
Properties
Properties are carried at cost and are depreciated over the estimated lives of such assets using the straight-line method. The estimated lives used, in years, are as follows: machinery and office equipment, 4 - 7; internal-use software, 3 - 10; and leasehold improvements, 4 - 15.
Shipping and handling
Costs related to shipping and handling are included in cost of revenue.
Goodwill
Historically, Unisys has recorded Goodwill in situations where they have acquired a business and there is excess of the acquisition cost over the fair value of the acquired identifiable assets, liabilities, and contingent liabilities of the entity recognized at the date of acquisition. Goodwill is initially recognized as an asset and is subsequently measured at cost less any accumulated impairment losses.
Unisys has not made any specific acquisitions directly for Federal, therefore there is no Goodwill which is directly attributable to the Company for these financial statements. However, Federal has benefitted from various acquisitions causing management to allocate a portion of Goodwill to the Company. To determine the amount allocated, management determined the relative fair value of Federal compared to Unisys, using the most reliable information available. This resulted in an allocation of $66.8 million of Goodwill to Federal’s standalone financial statements.
Revenue recognition
Revenue is recognized at an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring goods and services to a customer. The Company determines revenue recognition using the following five

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the Company satisfies a performance obligation.
Revenue includes payments for shipping and handling activities.
At contract inception, the Company assesses the goods and services promised in a contract with a customer and identifies as a performance obligation each promise to transfer to the customer either: (1) a good or service (or a bundle of goods or services) that is distinct or (2) a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer. The Company recognizes revenue only when it satisfies a performance obligation by transferring a promised good or service to a customer.
The Company must apply its judgment to determine the timing of the satisfaction of performance obligations as well as the transaction price and the amounts allocated to performance obligations including estimating variable consideration, adjusting the consideration for the effects of the time value of money and assessing whether an estimate of variable consideration is constrained.
Revenue from hardware sales is recognized upon the transfer of control to a customer, which is defined as an entity’s ability to direct the use of and obtain substantially all the remaining benefits of an asset.
Revenue from software licenses is recognized at the inception of either the initial license term or the inception of an extension or renewal to the license term.
Revenue for operating leases is recognized on a monthly basis over the term of the lease.
Revenue from equipment and software maintenance and post-contract support is recognized on a straight-line basis as earned over the terms of the respective contracts. Cost related to such contracts is recognized as incurred.
Revenue and profit under systems integration contracts are recognized over time as the Company transfers control of goods or services. The Company measures its progress toward satisfaction of its performance obligations using the cost-to-cost method, or when services have been performed, depending on the nature of the project. For contracts accounted for using the cost-to-cost method, revenue and profit recognized in any given accounting period are based on estimates of total projected contract costs. The estimates are continually reevaluated and revised, when necessary, throughout the life of a contract. Any adjustments to revenue and profit resulting from changes in estimates are accounted for in the period of the change in estimate. When estimates indicate that a loss will be incurred on a contract upon completion, a provision for the expected loss is recorded in the period in which the loss becomes evident.
Revenue from time and materials service contracts and outsourcing contracts is recognized as the services are provided using either an objective measure of output or on a straight-line basis over the term of the contract. The Company also enters into multiple-element arrangements, which may include any combination of hardware, software or services. For example, a client may purchase an enterprise server that includes operating system software. In addition, the arrangement may include post-contract support for the software and a contract for post-warranty maintenance for service of the hardware. These arrangements consist of multiple performance obligations, with control over hardware and software transferred in one reporting period and the software support and hardware maintenance services performed across multiple reporting periods. In another example, the Company may provide desktop managed services to a client on a long-term multiple-year basis and periodically sell hardware and license software products to the client. The services are provided on a continuous basis across multiple reporting periods and control over the hardware and software products occurs in one reporting period. To the extent that a performance obligation in a multiple-deliverable arrangement is subject to specific guidance, that performance obligation is accounted for in accordance with such specific guidance. An example of such an arrangement may include leased assets which are subject to specific leasing accounting guidance.
The Company allocates the total transaction price to be earned under an arrangement among the various performance obligations in proportion to their standalone selling prices (relative standalone selling price basis). The standalone selling price for a performance obligation is the price at which the Company would sell a promised good or service separately to a customer.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Many of the Company’s contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using its best estimate of the standalone selling price of each distinct good or service in the contract. The primary methods used to estimate standalone selling price are as follows: (1) the expected cost-plus margin approach, under which the Company forecasts its expected costs of satisfying a performance obligation and then adds an appropriate margin for that distinct good or service and (2) the percent discount from list price approach.
For service agreements, substantially all the Company’s performance obligations are satisfied over time as work progresses and therefore substantially all the revenue is recognized over time. The Company generally receives payment for these contracts over time as the performance obligations are satisfied.
For technology agreements, substantially all of the Company’s goods and services are transferred to customers at a single point in time. Revenue on these contracts is recognized when control over the product is transferred to the customer or a software license term begins. The Company generally receives payment for these contracts upon signature or within 30 to 60 days.
The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled receivables, contract assets, and deferred revenue (contract liabilities).
Deposit liabilities represent upfront consideration received from customers for services such as post-contract support and maintenance that allow the customer to terminate the contract at any time for convenience.
The Company’s incremental direct costs of obtaining a contract consist of sales commissions which are deferred and amortized ratably over the initial contract life. These costs are classified as current or noncurrent based on the timing of when the Company expects to recognize the expense. The current and noncurrent portions of deferred commissions are included in prepaid expenses and other current assets and in other long-term assets, respectively, in the Company’s combined balance sheet. These costs are amortized over the initial contract life and reported in selling, general and administrative. Recoverability of these costs are subject to various business risks. Quarterly, the Company compares the carrying value of these assets with the undiscounted future cash flows expected to be generated by them to determine if there is impairment. If impaired, these assets are reduced to an estimated fair value on a discounted cash flow basis. The Company prepares its cash flow estimates based on assumptions that it believes to be reasonable but are also inherently uncertain. Actual cash flows could differ from these estimates.
Income taxes
Income taxes are based on income before taxes for financial reporting purposes and changes in deferred taxes. Current income tax liabilities are assumed to be immediately settled with our Parent within the net parent investment account. Deferred tax assets or liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax laws and rates. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the asset will not be realized. The Company recognizes penalties and interest accrued related to income tax liabilities in provision for income taxes in its combined statement of income.
Federal’s operations have historically been included in the U.S. federal and state income tax filings of Unisys. In these combined financial statements, Federal’s income tax provision has been computed and presented under the separate return method. Under this method, Federal is assumed to file hypothetical separate returns with the tax authorities and report deferred taxes on temporary differences and on any carryforwards that it could claim on its hypothetical returns. Current income tax liabilities are assumed to be immediately settled with Unisys against the net parent investment account.
Internal-use software
The Company capitalizes certain internal and external costs incurred to acquire or create internal-use software, principally

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

related to software coding, designing system interfaces, and installation and testing of the software. These costs are amortized in accordance with the fixed asset policy described above.
Customer Concentration
The Company is exposed to risks related to customer concentration. The Company’s combined revenue is derived from sales of commercial services and products to clients across the U.S. federal government market. The U.S. Customs and Border Protection agency, the U.S. Department of Homeland Security, and the Internal Revenue Service each accounted for over 10% of Federal’s combined revenue. The aggregate revenue from these three customers in 2019 was approximately 53% of combined revenue. The impact of a U.S. federal government shutdown for a significant duration could result in the suspension of work on contracts in process or in payment delays which could have an adverse effect on the Company’s revenue, profit and cash flows.
Note 3 - Recent accounting pronouncements and accounting changes
Accounting pronouncements adopted
Effective January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02 Leases (“Topic 842”) issued by the Financial Accounting Standards Board (“FASB”) which is intended to improve financial reporting about leasing transactions. Topic 842 requires organizations that lease assets, referred to as lessees, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The standard also requires disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. The Company adopted the new standard using the effective date transition method by applying a cumulative-effect adjustment to the balance sheet through the addition of ROU assets and lease liabilities at January 1, 2019. Prior-period results were not restated.
The Company applied certain practical expedients, including the package of practical expedients, permitted under the transition guidance within Topic 842 to leases that commenced before January 1, 2019. The election of the package of practical expedients resulted in the Company not reassessing prior conclusions under FASB Topic 840 Leases related to lease identification, lease classification and initial direct costs for existing leases at January 1, 2019.
The adoption had a material impact on the combined balance sheet and did not have a material impact on the combined statement of income or combined statement of cash flows as of and for the year ended December 31, 2019. The most significant impact was the recognition of ROU assets and lease liabilities for operating leases.
Note 4 - Leases and commitments
The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all the economic benefits from using the underlying asset. The Company is the lessee in lease agreements that include lease and non-lease components, which the Company accounts for as a single lease component for all personal property leases. The Company also has lease agreements in which it is the lessor that include lease and non-lease components. For these agreements, the Company accounts for these components as a single lease component. Lease expense for variable leases and short-term leases is recognized when the expense is incurred.
Operating leases are included in operating lease ROU assets, short-term operating lease liabilities, and long-term operating lease liabilities on the combined balance sheet. Operating lease ROU assets and lease liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term.
The Company does not have any finance leases.
The Company has not capitalized leases with terms of twelve months or less.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

As most of the Company’s leases do not provide an implicit rate, the Company uses Unisys’ incremental borrowing rate, based on the information available at the lease commencement date, in determining the present value of lease payments.
The lease term for all of the Company’s leases includes the non-cancelable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.
Lease payments included in the measurement of the lease liability are comprised of fixed payments, variable payments that depend on an index or rate, amounts expected to be payable under a residual value guarantee, and the exercise of the Company option to purchase the underlying asset, if reasonably certain.
Variable lease payments associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed occurs. Variable lease payments are presented as an operating expense in the Company’s combined statement of income in the same line item as expense arising from fixed lease payments.
The Company uses the long-lived assets impairment guidance in FASB Accounting Standards Codification (“ASC”) Subtopic 360-10 Property, Plant, and Equipment to determine whether a ROU asset is impaired, and if so, the amount of the impairment loss to recognize. If impaired, ROU assets for operating leases are reduced for any impairment losses.
The Company monitors for events or changes in circumstances that require a reassessment of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in the combined statement of income.
The Company has commitments under operating leases for certain facilities and equipment used in its operations. The Company’s leases generally have initial lease terms ranging from 1 to 8 years, most of which include options to extend or renew the leases for up to 5 years, and some of which may include options to terminate the leases within 1 year. Certain lease agreements contain provisions for future rent increases.
The components of lease expense for the year ended December 31, 2019 were as follows:

2019
Operating lease cost	$31.7
Short-term lease costs	1.0
Variable lease cost	2.1
Total lease cost	$34.8
Approximately 85 percent of the total lease cost is included in cost of revenue on the combined statement of income. The remainder is included in selling, general and administrative expense.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

Supplemental balance sheet information related to leases was as follows:

2019
Operating Leases
Operating lease right-of-use assets	$55.7
Short-term operating lease liabilities	35.9
Long-term operating lease liabilities	27.6
Total operating lease liabilities	$63.5

Weighted Average of Remaining Term of Operating Leases (in years)	2.85

Weighted Average Discount rate of Operating Leases	6.12%
The amount of cash payments for operating leases included in operating activities is $30.9 million. The amount of ROU assets obtained in exchange for new operating lease liabilities is $52.2 million.
Maturities of operating lease liabilities as of December 31, 2019 were as follows:

Year ending December 31,	2019
2020	$38.5
2021	10.8
2022	7.5
2023	5.0
2024	4.6
Thereafter	2.8
Total lease payments	69.2
Less imputed interest	5.7
Total	$63.5
Note 5 - Income taxes
Federal’s operations have historically been included in the U.S. federal and state income tax filings of Unisys. In these combined financial statements, Federal’s income tax provision has been computed and presented under the separate return method. Under this method, Federal is assumed to file hypothetical separate returns with the tax authorities and report deferred taxes on temporary differences and on any carryforwards that it could claim on its hypothetical returns. Current income tax liabilities are assumed to be immediately settled with Unisys against the net parent investment account.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

Following is the total income before income taxes and the provision for income taxes for the year ended December 31, 2019:

Year ended December 31,	2019
Income before income taxes	$66.8
Provision for income taxes
Current	28.7
Deferred	(11.3)
Total provision for income taxes	$17.4
Following is a reconciliation of the provision for income taxes at the United States statutory tax rate to the provision for income taxes as reported:

Year ended December 31,	2019
United States statutory income tax provision	$14.0
State income taxes, net of federal benefit	3.4
17.4
Permanent items	0.2
Income tax credits	(0.2)
Provision for income taxes	$17.4
The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities at December 31, 2019 were as follows:

As of December 31,	2019
Deferred tax assets
Deferred revenue	$11.1
Internal-use software	8.0
Employee benefits and compensation	4.1
Depreciation	2.0
Other	0.5
Total deferred tax assets	$25.7
Deferred tax liabilities
Goodwill and intangible amortization	2.4
Total deferred tax liabilities	$2.4
Net deferred tax assets	$23.3
U.S. GAAP requires a valuation allowance to reduce the deferred tax assets reported if it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2019, Federal determined that it is more likely than not that its deferred tax assets would be realized based on tax calculations performed using the separate return approach. As such, no valuation allowance has been recorded for 2019.
The Company recognizes the impact of an uncertain income tax position in the combined financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. At December 31, 2019, there were no unrecognized tax benefits. Accrued interest and penalties on tax positions are recorded as a component of the provision for income taxes. There was no interest and penalties expense for 2019.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

Federal has historically been included in the income tax returns for the U.S. federal, state, and local jurisdictions of Unisys. Unisys is routinely subject to examinations by these various domestic taxing authorities. As of December 31, 2019, there are several U.S. state income tax audits in process, which are not expected to have a material impact on Federal’s financial position. Unisys is liable for all historic income tax liabilities as of December 31, 2019.
Note 6 - Accounts receivable
Accounts receivable consist principally of trade accounts receivable from the U.S. government and are generally unsecured and due within 30 to 90 days. The U.S. government has the ability to cancel contracts at any time through a termination for the convenience of the U.S. government. Most of our contracts have cancellation terms that would permit us to recover all or a portion of our incurred costs and contract profit for work performed when the U.S. government issues a termination for convenience.
Net accounts receivable as of December 31, 2019 were as follows:

As of December 31,	2019
Billed revenue	$35.8
Unbilled revenue	42.0
Reserve	(0.5)
Accounts receivable, net	$77.3
Note 7 - Contract assets and contract liabilities
Contract assets represent rights to consideration in exchange for goods or services transferred to a customer when that right is conditional on something other than the passage of time. Contract liabilities represent deferred revenue.
Net contract assets (liabilities) as of December 31, 2019 were as follows:

As of December 31,	2019
Contract assets - current	$14.6
Deferred revenue - current	(42.2)
Deferred revenue - long-term(i)	(0.4)
(i) Reported in other long-term liabilities on the combined balance sheet
As of December 31, 2019, deposit liabilities were $21.5 million and were included in current deferred revenue. These deposit liabilities represent upfront consideration received from customers for services such as post-contract support and maintenance that allow the customer to terminate the contract at any time for convenience.
Significant changes during the year ended December 31, 2019 in the above contract asset and liability balances were as follows:

Year ended December 31,	2019
Revenue recognized that was included in deferred revenue at the beginning of the period	$17.8
Note 8 - Capitalized contract costs
The Company’s incremental direct costs of obtaining a contract consist of sales commissions which are deferred and amortized ratably over the initial contract life. These costs are classified as current or noncurrent based on the timing of when the Company expects to recognize the expense. The current and noncurrent portions of deferred commissions are included in prepaid expenses and other current assets and in other long-term assets, respectively, in the Company’s combined balance sheet.

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

Deferred commissions as of December 31, 2019 were as follows:

As of December 31,	2019
Short-term deferred commissions	1.1
Long-term deferred commissions	2.2
Total deferred commissions	$3.3
Amortization expense related to deferred commissions for the year ended December 31, 2019 was as follows:

Year ended December 31,	2019
Deferred commissions - amortization expense(i)	$0.7
(i) Reported in selling, general and administrative expense on the combined statement of income
Note 9 - Properties
Net properties as of December 31, 2019 were as follows:

As of December 31,	2019
Machinery and office equipment	$6.7
Leasehold Improvements	3.1
Fixed Assets In-process	3.0
Internal-use software	9.2
Properties, gross	22.0
Total accumulated depreciation and amortization	(13.6)
Properties, net	$8.4
Note 10 - Goodwill
To determine the amount of Goodwill allocated to the Company, management determined the relative fair value of Federal compared to Unisys, using the most reliable information available. This resulted in $66.8 million of Goodwill being allocated to Federal standalone financials.
Federal’s fair value considerably exceeded carrying value in excess of the amount of Goodwill, therefore no impairment charge is needed for Goodwill allocated to Federal, as of December 31, 2019 or any time during 2019.
Note 11 - Other accrued liabilities
Other accrued liabilities (current) were comprised of the following:

As of December 31,	2019
Payrolls and commissions	$11.1
Accrued vacations	7.1
Other	2.4
Total other accrued liabilities	$20.6
Note 12 - Employee plans
Defined contribution Federal employees are eligible to participate in a Unisys employee savings plan. Under this plan,

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

employees may contribute a percentage of their pay for investment in various investment alternatives. Unisys matches 50 percent of the first 6 percent of eligible pay contributed by participants to the plan on a before-tax basis (subject to IRS limits). Unisys funds the match with cash. The charge to income related to Federal employees for the year ended December 31, 2019 was $4.6 million and has been included in the combined statement of income. Of this amount, approximately 94% is included in cost of revenue.
Retirement benefits For purposes of these combined financial statements, Unisys’ defined benefit pension plans are considered multi-employer plans. Therefore, no asset or liability was recorded for pension obligations on Federal’s combined balance sheet as of December 31, 2019, since Unisys has ultimate responsibility for such benefits and obligations.
Accordingly, from a statement of income perspective, the accounting treatment would be similar to a defined contribution plan whereby Federal’s combined statement of income would reflect Federal’s portion of contributions to the plan for the period as an expense. Unisys does not have any pension plans where Federal employees are accruing service cost, since the plans were amended effective December 31, 2006 ending the accrual of future benefits. The pension expense for the year ended December 31, 2019 for Unisys does not include any service cost, and thus, pension expense has not been allocated to Federal’s combined statement of income.
Note 13 - Litigation and contingencies
At December 31, 2019, there are no material lawsuits, claims, investigations and proceedings that have been brought or asserted against the Company. For any litigation that would arise, the Company records a provision for these matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Any provisions are reviewed at least quarterly and are adjusted to reflect the impact and status of settlements, rulings, advice of counsel, and other information and events pertinent to a particular matter.
Note 14 - Remaining performance obligations
Remaining performance obligations represent the transaction price of firm orders for which work has not been performed and excludes (1) contracts with an original expected length of one year or less and (2) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed. At December 31, 2019, the Company had approximately $31.9 million of remaining performance obligations of which approximately 80% is estimated to be recognized as revenue by the end of 2020.
Note 15 - Related Party Transactions
The Company has not historically operated as a standalone business and has various relationships with Unisys, whereby Unisys provides services to the Company. The nature of our relationship with Unisys has been described in detail in Note 1.
The allocations of services from Unisys to us were reflected in the combined statement of income. The financial information herein may not necessarily reflect our combined financial position, results of operations and cash flows in the future or what they would have been if we had been a separate, standalone entity during the period presented.
Accounts receivable and accounts payable between us and Unisys have been settled through net parent investment. Activities affecting transfers from and to Parent were services provided by Unisys for Federal projects for $41.9 million and Federal support of Unisys projects for $3.0 million. Other intercompany for Federal expenses including payroll, commission, bonuses, payroll tax, employee insurance, 401k match, legal fees, and others. These intercompany transactions are in addition to the allocations from Unisys.
Note 16 - Subsequent event
The combined financial statements of the Company have been derived from the financial statements of the Parent. Management has evaluated subsequent events through February 20, 2020 for disclosure or recognition in the combined financial statements of the Company as appropriate.
On February 5, 2020, Unisys entered into an agreement to sell its U.S. Federal business for a cash purchase price of $1.2

Federal
(A Business of Unisys Corporation)
(U.S. dollars in millions, except where otherwise noted)

billion, subject to a net working capital adjustment. The transaction is expected to close in the first half of 2020, subject to customary closing conditions.